LOCK UP AGREEMENT

     LOCK UP AGREEMENT ("Agreement"), dated as of _______, 1996, among American CinemaStores, Inc., a Delaware corporation (the "Company") and each of Robert J. Strem and Janet C. Strem, Trustees of the Strem Family 1993 Trust U/T/A 11/9/93 (the "Strem Trustees") and Steve Natale ("Natale"), all individuals residing in the State of California (the Strem Trustees and Natale collectively hereinafter referred to as the "Shareholders").

                                    RECITALS

     WHEREAS, each of the Shareholders is or will be the beneficial owner and holder of record with respect to a portion of shares of the Common Stock of the Company; and

     WHEREAS, as part of the merger of Superior/Panoramic Hand Prints Inc. ("Superior") with and into ASCI/SPI Acquisition Corp. (the "Subsidiary"), a wholly-owned subsidiary of the Company (the "Merger"), the Company will undertake to raise capital either through a private placement of shares of the Company or the exercise of outstanding redeemable common stock purchase warrants of the Company, as more particularly provided for in a certain Agreement and Plan of Merger dated June __, 1996, among the Company, the Subsidiary, Superior, the Strem Trustees and Robert Strem (the "Merger Agreement"); and

     WHEREAS, it is a condition to the performance of the obligations of the Strem Trustees and the Company under the Merger Agreement that the Shareholders enter into this Agreement with the Company.

     NOW, THEREFORE, for and in good consideration, as more particularly set forth in the Merger Agreement, each of the Strem Trustees and Natale, as holders of shares, par value $.001 per share, of Common Stock of the Company (the "Shares"), hereby covenants and agrees as follows:

     1. For a period of one (1) year after the Effective Time (as defined in the Merger Agreement) of the Merger (the "Lock Up Period"), not to sell, assign, transfer or otherwise dispose, pursuant to Rule 144 or any other applicable securities law, the number of Shares set opposite their respective name as follows:

     Name                                         Shares

     Natale                                         750,000
     Strem Trustees                               1,000,000

     2. That any breach of this Agreement by any of the Shareholders will result in irreparable harm to the Company such that monetary damages would be inadequate to remedy the breach and, accordingly agrees that the covenant and provisions of this





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Agreement are specifically enforceable by the Company in the form of stop-transfer instructions with respect to such Shares until the end of the Lock Up Period, without the Company waiving any claim for other injunctive relief or damages caused by such breach.

     3. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

     4. This Agreement shall be governed by, and construed in accordance with, the law of the State of California without regard to its choice of law principles. Each of the Company and the Shareholders hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of California and of the United States located in the County of Los Angeles, State of California (the "California Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the California Courts and agrees not to plead or claim that such litigation brought in any California Courts has been brought in an inconvenient forum.

     5. All disputes among the parties hereto arising under this Agreement that cannot be amicably resolved by the parties hereto shall be settled by binding arbitration in Los Angeles County, California, subject to the terms and provisions of this Section 5, and judgment upon the award rendered may be entered in any court having jurisdiction thereof; provided, however, that if equitable relief is sought (including injunctive relief) by a party hereto for a breach of this Agreement, then the non-breaching party may, in its sole discretion, enforce such rights or seek such equitable relief by court action. Except as provided below, the arbitration shall proceed in accordance with the laws of the State of California. Any party requesting arbitration shall serve a written demand for arbitration on the other parties by registered or certified mail. The demand shall set forth a statement of the nature of the dispute, the amount involved and the remedies sought. There shall be three (3) arbitrators subject to the provisions below. No later than twenty (20) calendar days after a demand for arbitration is served, each of (x) ACSI and the non-breaching Shareholder, on the one hand, and (y) the breaching Shareholder on the other hand, shall select and appoint one retired judge of the Los Angeles County Superior Court to act as an arbitrator. If one side fails or refuses to appoint an arbitrator within such 20-day period, then the other party may apply to the Los Angeles County Superior Court for appointment of a retired judge to serve as an arbitrator. Not later than ten (10) calendar days after the appointment of such two arbitrators, such two arbitrators shall appoint a retired judge of the Los Angeles County Superior Court to

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act as the third arbitrator. No later than ten (10) calendar days after appointment of the last arbitrator, the parties hereto shall jointly prepare and submit to the three arbitrators a set of rules for arbitration. In the event that the parties hereto cannot agree on the rules for the arbitration, the arbitrators shall establish the rules. All decisions by the three arbitrators shall be by majority rule. No later than ten (10) calendar days after the last arbitrator is appointed, the arbitrators shall schedule the arbitration for a hearing to commence on a mutually convenient date. The hearing, which shall be in the English language, shall commence no later than one hundred twenty (120) calendar days after the last arbitrator is appointed and shall continue from day to day until completed. The arbitrators shall issue their award in writing no later than twenty (20) calendar days after the conclusion of the hearing.

     The arbitration award shall be final and binding regardless of whether any party fails or refuses to participate in the arbitration; provided, however, that after the written arbitration award is issued, any party may, within thirty
(30) days thereafter, file an appeal with the California Court of Appeal on issues of law only, and such appeal shall be governed by the normal California rules governing an appeal of a final trial court decision from the Los Angeles County Superior Court. No interlocutory appeals shall be permitted. If an appeal is filed, the decision of the California Court of Appeal shall be final, binding and nonappealable, and the arbitrators shall promptly reconvene and reissue their written arbitration award, revising their written arbitration award, if necessary, in light of such appellate decision. The arbitrators' award shall become final and binding upon the earlier to occur of (i) the expiration of the 30-day appeal period without an appeal being timely filed, or (ii) the issuance of the arbitrators' award following a timely appeal being filed and the issuance of an appellate decision. The arbitrators are empowered to hear and determine all disputes between the parties hereto concerning the subject matter of this Agreement, and the arbitrators may award money damages (but specifically not punitive damages), injunctive relief, rescission, restitution, costs, and attorneys' fees.

     In the event that any party serves a proper demand for arbitration under this Agreement, all parties may pursue discovery in accordance with California Code of Civil Procedure Section 1283.05, the provisions of which are incorporated herein by reference, with the following exceptions: (a) the parties hereto may conduct all discovery, including depositions for discovery purposes, without leave of the arbitrators; and (b) all discovery shall be completed no later than the commencement of the arbitration hearing or one hundred twenty
(120) calendar days after the date that a proper demand for arbitration is served, whichever occurs earlier, unless upon a showing of good cause the arbitrators extend or shorten that period.


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     The arbitrators shall not have the power to amend this Agreement in any respect.

     Until an arbitrators' award is issued, (A) the out-of-pocket cost of the arbitrator appointed by ACSI and the nonbreaching Shareholder shall be paid by ACSI, (B) the out-of-pocket costs of the arbitrator appointed by the breaching Shareholder(s) shall be paid by the breaching Shareholder(s), and (C) the out-of-pocket cost of the third arbitrator and of the arbitration facilities shall be shared equally by ACSI and the breaching Shareholder(s). The arbitrators' award may, however, reallocate those costs upon a reasonable basis set forth in such award.

     6. In the event of any dispute arising out of the subject matter of this Agreement, the prevailing party shall recover, in addition to any other damages assessed, its reasonable attorneys' fees and costs incurred in litigating, arbitrating, or otherwise settling or resolving such dispute.

     7. This Agreement shall not be assigned by operation of law or otherwise, and any assignment shall be null and void.

     8. This Agreement and the agreements referred to herein constitute the entire agreement, and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

     IN WITNESS WHEREOF, each of the Company, Natale and the Trustees have caused this Agreement to be executed as of the date first set forth above.




                                        ___________________________________
                                        STEVE NATALE



                                        ___________________________________
                                        ROBERT J. STREM, as Trustee
                                        of the Strem Family 1993
                                        Trust U/T/A 11/9/93




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                                       ___________________________________
                                         JANET C. STREM, as Trustee
                                         of the Strem Family 1993
                                         Trust U/T/A 11/9/93

                                         AMERICAN CINEMASTORES, INC.



                                       By:________________________________
                                          Steve Natale, President



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